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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      FOR REGISTRATION OF CERTAIN CLASSES
                           OF SECURITIES PURSUANT TO
                          SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           -----------------------

                            HUNTWAY REFINING COMPANY
             (Exact name of registrant as specified in its charter)
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                DELAWARE                               95-4680045
        (State of incorporation                     (I.R.S. Employer
            or organization)                       Identification No.)
                           -----------------------
    25129 The Old Road, Suite  322,
          Newhall, California                               91381
(Address of principal executive offices)                 (Zip Code)
                           -----------------------


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

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     Title of each class to be so registered    Name of each exchange on which
                                                each class is to be registered


     Common Stock, par value $.01 per share         New York Stock Exchange
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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

                           -----------------------

Securities Act Registration Statement file number to which this form relates:
333-45093

                           -----------------------

Securities to be registered pursuant to Section 12(g) of the Act: not applicable




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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), included under the caption "Description of Capital Stock" in the Proxy Statement/Prospectus forming part of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 28, 1998 and amended on April 14, 1998 and April 29, 1998, Registration Number 333-45093, is hereby incorporated by reference.

ITEM 2. EXHIBITS.

        The following exhibits have been filed with the listing application filed with the New York Stock Exchange but will not be filed with the
        Commission:



        NUMBER  DESCRIPTION
        ------  -----------
        1.      Specimen certificate for the Common Stock

        2.      Certificate of Incorporation of the Registrant

        3.      By-laws of the Registrant


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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf of the undersigned, thereto duly authorized.



                                            By:  /s/ Warren J. Nelson
                                                 -----------------------------
                                                 Warren J. Nelson
                                                 Chief Financial Officer


Date: May 22, 1998